Exhibit 99.2

ENVIROKARE TECH INC.
641 LEXINGTON AVENUE, 14TH FLOOR NEW YORK, NEW YORK 10022

VOTE BY INTERNET - www.proxyvote.com
Use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off  date  or  meeting  date.  Have  your  proxy  card  in  hand  when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Envirokare Tech, Inc. in mailing  proxy  materials,  you  can  consent  to  receiving  all  future  proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future  years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark,  sign  and  date  your  proxy  card  and  return  it  in  the  postage-paid envelope  we  have  provided  or  return  it  to  Envirokare  Tech,  Inc.,  c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ENVRK1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ENVIROKARE TECH, INC.
The Board of Directors recommends a vote "FOR" Items  1  and  2:

Vote  on  Proposals:

1.     Election  of  eight  directors
01.   Louis F. Savelli
02.   George E. Kazantzis
03.   Dr. Walter V. Gerasimowicz
04.   Dr. John Verbicky
05.   Douglas B. Davidian
06.   Steve Pappas
07.   Paul G. Gillease
08. John P. Sereda	For All [ ]	Withold All [ ]	For All Except [ ]	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

2.     Ratification of PMB  Helin  Donovan,  LLP  as Envirokare  Tech,  Inc.'s  independent registered public accounting firm for  the  year  ending  December  31,  2007. For [ ]  Against [ ]    Abstain []

Each of the Proposals is more fully described in the accompanying proxy statement.

NOTE: Please sign exactly as your name or names appear(s) above. For joint accounts, each owner should sign. When signing as an officer, executor, administrator, attorney, trustee or guardian, or in any other legal capacity, please give your full title(s) under signature(s)

For  address  changes  and/or  comments,  please  check  this  box     [ ]
and write them on the back where indicated.

Please indicate if you plan to attend this meeting.       Yes [ ] No [ ]

_________________________________ ____________ Signature [PLEASE SIGN WITHIN BOX] Date	_________________________________ ____ Signature (Joint Owners) Date

ADMISSION TICKET
(Not Transferable)

2007 Annual  Meeting  of  Shareholders
10:00 a.m., local time, November 14, 2007

Sheraton Suites Orlando Airport
7550 Augusta National Drive
Orlando, Florida 32822

A map of the location can be found at www.sheratonsuitesorlandoairport.com

Please present this admission ticket in order to gain admittance to the annual meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable.

DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 14, 2007

Louis F. Savelli and George E. Kazantzis, and each of them, as the true and lawful attorneys-in-fact, agents and proxies of the undersigned, with full power of substitution and resubstitution, are hereby authorized to represent and to vote all shares of common stock of Envirokare Tech, Inc. (the "Company") held of record by the undersigned on September 21, 2007, at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on November 14, 2007, at Sheraton Suites Orlando Airport located at 7550 Augusta National Drive, Orlando, Florida 32822, and any adjournment or postponement thereof. This proxy card also provides voting instructions for shares of common stock that you may hold in the Company.  Any and all proxies heretofore given are hereby revoked.  The shares represented by this proxy card will be voted as directed or, if this card contains no specific voting instructions, in accordance with the recommendations of the Board of Directors. This proxy authorizes each of Messrs. Savelli and Kazantzis to vote at his discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Address  Changes/Comments:   ___________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed and dated on the reverse side.)